UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 5th Avenue, 12th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 922-3752

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SDI	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Information.

In its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 17, 2020, Standard Diversified Inc. (the “Registrant”) disclosed that on January 14, 2020, the New York State Department of Financial Services (the “NYSDFS”) filed a petition for an order of liquidation pursuant to Article 74 of the New York Consolidated Insurance Law (“Order of Liquidation”) in the Supreme Court of the State of New York, County of Nassau (the “Court”) with respect to the Registrant’s indirect wholly-owned subsidiary, Maidstone Insurance Company (“Maidstone”), formerly known as AutoOne Insurance Company.

On January 21, 2020, the Court issued an order to show cause establishing February 13, 2020 as the date of a hearing before the Court with respect to the Order of Liquidation.  At such hearing, the Court will consider approving the Order of Liquidation.  The Registrant expects that the petition for the Order of Liquidation will be unopposed at such hearing.  Should the Order of Liquidation be granted, the control and assets of Maidstone will vest with the NYS Liquidation Bureau. At such time, the board of directors of Maidstone will be dissolved, and the Registrant will no longer recognize any assets or liabilities with respect to Maidstone.

No assurance can be given that the Order of Liquidation will be approved at the time of the hearing or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: January 23, 2020	By:	/s/ Bradford A. Tobin
Name:	Bradford A. Tobin
Title:	General Counsel & Secretary